SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 12, 2005
(August 9, 2005)

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer Identification No.)

1 Lakeland Park Drive

Peabody, MA 01960

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code (978) 535-7668

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement

On August 9, 2005, two wholly-owned subsidiaries of Beacon Roofing Supply, Inc. (the “Company”) entered into a commitment letter with the Company’s current lending agent, General Electric Capital Corporation, for a five-year $310 million Senior Secured US Credit Facility and with GE Canada Finance Holding Company for a five-year C$15 million Senior Secured Canadian Credit Facility to assist the Company with its growth objectives, including its acquisition of Shelter Distribution, Inc. announced on Wednesday, August 10.  A copy of the commitment letter is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 2.02.         Results of Operations and Financial Condition

On August 11, 2005, the Company issued a press release reporting its financial results for the third quarter and year-to-date period (nine months) ended June 30, 2005 of the fiscal year ending September 24, 2005. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The information in Item 2.02. of this Form 8-K and the related Exhibit attached hereto shall be deemed “furnished” and not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended.

Item 9.01.         Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1	Commitment Letter, dated August 9, 2005, from General Electric Capital Corporation and GE Canada Finance Holding Company

99.1	Beacon Roofing Supply, Inc. Press Release dated August 11, 2005

Exhibit Index

Exhibit Number	Description

10.1	Commitment Letter, dated August 9, 2005, from General Electric Capital Corporation and GE Canada Finance Holding Company

99.1	Press release dated August 11, 2005 issued by Beacon Roofing Supply, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Dated: August 12, 2005	By:	/s/ David R. Grace
David R. Grace
Chief Financial Officer